Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Overview

On October 3, 2017, Brocade Communications Systems, Inc. (“Brocade” or the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Extreme Networks, Inc., a Delaware corporation (“Extreme Networks”), to divest its data center switching, routing and analytics business (the “SRA Business”) to Extreme Networks (the “SRA Sale”). On October 27, 2017, the Company and Extreme Networks completed the SRA Sale.

Pursuant to the terms of the Purchase Agreement, upon the closing of the SRA Sale, Extreme Networks acquired certain assets associated with the SRA Business, assumed certain contracts and liabilities of the SRA Business, and hired certain Brocade employees associated with the SRA Business. In addition, upon the closing of the SRA Sale, Extreme Networks paid to the Company an upfront closing cash payment equal to $23 million (inclusive of $13 million representing target working capital, which is subject to a post-closing true-up adjustment based on the finally determined amount of working capital). Further, under the Purchase Agreement, Extreme Networks has also agreed to pay to the Company: (i) a deferred payment equal to $20 million to be paid in installments of $1 million per quarter for the first 20 full fiscal quarters of Extreme Networks following the closing of the SRA Sale, plus (ii) quarterly earnout payments equal to 50% of the profits of the SRA Business for the five-year period commencing at the end of the first full fiscal quarter of Extreme Networks following the closing of the SRA Sale. Pursuant to certain ancillary agreements, Brocade also agreed to provide Extreme Networks with access to certain technology related to the SRA Business, as well as transition services for a period of time following the closing of the SRA Sale.

Basis of Preparation

The following unaudited pro forma condensed consolidated financial statements were derived from the historical consolidated financial statements of Brocade, which were prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The unaudited pro forma condensed consolidated statements of operations for the fiscal nine months ended July 29, 2017 and for each of the fiscal years ended October 29, 2016, October 31, 2015, and November 1, 2014, are presented as if the SRA Sale had occurred on October 27, 2013. The unaudited pro forma condensed consolidated balance sheet as of July 29, 2017 is presented as if the SRA Sale had occurred on July 29, 2017.

The “SRA Sale” column in the unaudited pro forma condensed consolidated financial statements also reflects pro forma adjustments which are described in the accompanying notes. The pro forma condensed consolidated financial statements do not reflect any expected cost savings, operating efficiencies or other synergies that may result from the SRA Sale. Any nonrecurring items directly attributable to the SRA Sale are adjusted in the unaudited pro forma condensed consolidated balance sheet but not adjusted in the unaudited pro forma condensed consolidated statements of operations.

The unaudited pro forma condensed consolidated financial statements reflect pro forma adjustments that are based on preliminary estimates and assumptions and other information available at the time of preparation. The Company believes that all such adjustments are (i) directly attributable to the SRA Sale, (ii) factually supportable, and (iii) expected to have a continuing impact on the Company’s future consolidated results of operations or financial condition. The unaudited pro forma condensed consolidated financial statements have been presented for illustrative and informational purposes only and are not intended to reflect or be indicative of Brocade’s results of operations or financial position had the SRA Sale occurred as of the dates presented, and should not be taken as representative of Brocade’s future consolidated results of operations or financial condition.

The Company believes that the adjustments included within the “SRA Sale” column of the unaudited pro forma condensed consolidated financial statements are consistent with the guidance for presenting discontinued operations under GAAP. The estimates underlying these assumptions are preliminary and could change as the Company has not finished preparing its consolidated financial statements to be included in its Annual Report on Form 10-K for the fiscal year ending October 28, 2017.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of Brocade, the accompanying notes to those financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Brocade’s Annual Report on Form 10-K for the fiscal year ended October 29, 2016 and Quarterly Report on Form 10-Q for the fiscal nine months ended July 29, 2017.

BROCADE COMMUNICATIONS SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Fiscal Nine Months Ended July 29, 2017

(Amounts in thousands, except per share data)

	Historical Brocade (as reported)	SRA Sale (a)	Notes	Pro Forma
Net revenues:
Product	$1,385,273	$(129,745)		$1,255,528
Service	298,209	(62,934)		235,275

Total net revenues	1,683,482	(192,679)		1,490,803

Cost of revenues:
Product	486,153	(80,457)		405,696
Service	136,301	(24,479)		111,822

Total cost of revenues	622,454	(104,936)		517,518

Gross margin	1,061,028	(87,743)		973,285
Operating expenses:
Research and development	360,164	(103,162)		257,002
Sales and marketing	506,228	(79,982)		426,246
General and administrative	92,127	(2,733)		89,394
Settlement with dissenting stockholder of Ruckus Wireless, Inc.	8,528	—		8,528
Amortization of intangible assets	20,998	—		20,998
Acquisition, divestiture, and integration costs	49,519	—		49,519
Restructuring charges	17,801	—		17,801
Impairment of equity investments	2,870	—		2,870
Loss on sold and held for sale software product lines	24,315	—		24,315

Total operating expenses	1,082,550	(185,877)		896,673

(Loss) income from operations	(21,522)	98,134		76,612
Interest expense	(47,317)	—		(47,317)
Interest and other income, net	5,136	—		5,136

(Loss) income before income tax	(63,703)	98,134		34,431
Income tax (benefit) expense	(27,275)	22,619	(b)	(4,656)

Net (loss) income	(36,428)	75,515		39,087
Less: Net loss attributable to noncontrolling interest	(274)	—		(274)

Net (loss) income attributable to Brocade Communications Systems, Inc.	$(36,154)	$75,515		$39,361

Net (loss) income per share—basic attributable to Brocade Communications Systems, Inc. stockholders	$(0.09)			$0.10

Net (loss) income per share—diluted attributable to Brocade Communications Systems, Inc. stockholders	$(0.09)			$0.09

Shares used in per share calculation—basic	408,494	—	(c)	408,494

Shares used in per share calculation—diluted	408,494	10,458	(c)	418,952

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements.

BROCADE COMMUNICATIONS SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Fiscal Year Ended October 29, 2016

(Amounts in thousands, except per share data)

	Historical Brocade (as reported)	SRA Sale (a)	Notes	Pro Forma
Net revenues:
Product	$1,959,596	$(279,172)		$1,680,424
Service	386,014	(86,920)		299,094

Total net revenues	2,345,610	(366,092)		1,979,518

Cost of revenues:
Product	657,161	(139,145)		518,016
Service	172,110	(28,694)		143,416

Total cost of revenues	829,271	(167,839)		661,432

Gross margin	1,516,339	(198,253)		1,318,086
Operating expenses:
Research and development	413,236	(145,968)		267,268
Sales and marketing	641,403	(178,987)		462,416
General and administrative	110,627	(3,373)		107,254
Amortization of intangible assets	15,661	—		15,661
Acquisition and integration costs	28,922	—		28,922
Restructuring, goodwill impairment, and other related benefits	(603)	—		(603)

Total operating expenses	1,209,246	(328,328)		880,918

Income (loss) from operations	307,093	130,075		437,168
Interest income	5,251	—		5,251
Other loss, net	(979)	—		(979)
Interest expense	(49,327)	—		(49,327)

Income before income tax	262,038	130,075		392,113
Income tax expense	48,111	27,365	(b)	75,476

Net income	213,927	102,710		316,637
Less: Net income attributable to noncontrolling interest	(112)	—		(112)

Net income attributable to Brocade Communications Systems, Inc.	$213,815	$102,710		$316,525

Net income per share—basic attributable to Brocade Communications Systems, Inc. stockholders	$0.52			$0.77

Net income per share—diluted attributable to Brocade Communications Systems, Inc. stockholders	$0.51			$0.76

Shares used in per share calculation—basic	409,058			409,058

Shares used in per share calculation—diluted	417,093			417,093

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements.

BROCADE COMMUNICATIONS SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Fiscal Year Ended October 31, 2015

(Amounts in thousands, except per share data)

	Historical Brocade (as reported)	SRA Sale (a)	Notes	Pro Forma
Net revenues:
Product	$1,902,401	$(333,727)		$1,568,674
Service	361,059	(80,435)		280,624

Total net revenues	2,263,460	(414,162)		1,849,298

Cost of revenues:
Product	587,515	(160,601)		426,914
Service	147,872	(25,148)		122,724

Total cost of revenues	735,387	(185,749)		549,638

Gross margin	1,528,073	(228,413)		1,299,660
Operating expenses:
Research and development	356,720	(148,433)		208,287
Sales and marketing	585,230	(193,758)		391,472
General and administrative	87,623	(4,262)		83,361
Amortization of intangible assets	2,556	—		2,556
Acquisition and integration costs	3,942	—		3,942
Restructuring, goodwill impairment, and other related benefits	(678)	—		(678)

Total operating expenses	1,035,393	(346,453)		688,940

Income from operations	492,680	118,040		610,720
Interest income	1,854	—		1,854
Other income, net	95	—		95
Interest expense	(55,578)	—		(55,578)

Income before income tax	439,051	118,040		557,091
Income tax expense	98,689	16,641	(b)	115,330

Net income	340,362	101,399		441,761
Less: Net income attributable to noncontrolling interest	—	—		—

Net income attributable to Brocade Communications Systems, Inc.	$340,362	$101,399		$441,761

Net income per share—basic attributable to Brocade Communications Systems, Inc. stockholders	$0.81			$1.05

Net income per share—diluted attributable to Brocade Communications Systems, Inc. stockholders	$0.79			$1.03

Shares used in per share calculation—basic	420,331			420,331

Shares used in per share calculation—diluted	430,556			430,556

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements.

BROCADE COMMUNICATIONS SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Fiscal Year Ended November 1, 2014

(Amounts in thousands, except per share data)

	Historical Brocade (as reported)	SRA Sale (a)	Notes	Pro Forma
Net revenues:
Product	$1,852,187	$(282,643)		$1,569,544
Service	359,080	(66,938)		292,142

Total net revenues	2,211,267	(349,581)		1,861,686

Cost of revenues:
Product	592,441	(136,188)		456,253
Service	153,033	(25,578)		127,455

Total cost of revenues	745,474	(161,766)		583,708

Gross margin	1,465,793	(187,815)		1,277,978
Operating expenses:
Research and development	345,549	(157,281)		188,268
Sales and marketing	554,515	(179,755)		374,760
General and administrative	84,941	(2,796)		82,145
Amortization of intangible assets	10,280	—		10,280
Restructuring, goodwill impairment, and other related costs	89,280	—		89,280
Gain on sale of network adapter business	(4,884)	—		(4,884)

Total operating expenses	1,079,681	(339,832)		739,849

Income (loss) from operations	386,112	152,017		538,129
Interest income	665	—		665
Other income, net	3,601	—		3,601
Interest expense	(36,757)	—		(36,757)

Income before income tax	353,621	152,017		505,638
Income tax expense	115,650	28,560	(b)	144,210

Net income	237,971	123,457		361,428
Less: Net income attributable to noncontrolling interest	—	—		—

Net income attributable to Brocade Communications Systems, Inc.	$237,971	$123,457		$361,428

Net income per share—basic attributable to Brocade Communications Systems, Inc. stockholders	$0.55			$0.83

Net income per share—diluted attributable to Brocade Communications Systems, Inc. stockholders	$0.53			$0.81

Shares used in per share calculation—basic	435,258			435,258

Shares used in per share calculation—diluted	446,859			446,859

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements.

BROCADE COMMUNICATIONS SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

At July 29, 2017

(Amounts in thousands)

	Historical Brocade (as reported)	SRA Sale (d)	Notes	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$1,179,369	$23,000	(e)	$1,202,369
Accounts receivable, net	291,989	(37,819)		254,170
Inventories	70,511	(21,283)		49,228
Prepaid expenses and other current assets	87,128	12,316	(e)	99,444
Current assets held for sale	26,279	—		26,279

Total current assets	1,655,276	(23,786)		1,631,490
Property and equipment, net	416,181	(25,997)		390,184
Goodwill	2,255,326	(28,550)		2,226,776
Core/developed technology intangible assets, net	193,959	—		193,959
Other intangible assets, net	159,041	(5,279)		153,762
Non-current deferred tax assets	40,057	—		40,057
Other assets	41,591	9,243	(e)	50,834

Total assets	$4,761,431	$(74,369)		$4,687,062

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$97,074	$(15,269)		$81,805
Accrued employee compensation	144,622	—		144,622
Deferred revenue	198,704	(37,195)		161,509
Current portion of long-term debt	76,725	—		76,725
Other accrued liabilities	69,517	(960)		68,557
Current liabilities held for sale	8,421	—		8,421

Total current liabilities	595,063	(53,424)		541,639
Long-term debt, net of current portion	1,457,602	—		1,457,602
Non-current deferred revenue	85,055	(18,029)		67,026
Non-current income tax liability	92,582	—		92,582
Other non-current liabilities	4,330	—		4,330

Total liabilities	2,234,632	(71,453)		2,163,179

Total Brocade stockholders’ equity	2,524,411	(2,916)	(f)	2,521,495
Noncontrolling interest	2,388	—		2,388

Total stockholders’ equity	2,526,799	(2,916)		2,523,883

Total liabilities and stockholders’ equity	$4,761,431	$(74,369)		$4,687,062

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements.

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated financial information includes the following adjustments to reflect the SRA Sale:

a)	Reflects the revenues and expenses attributable to the SRA Business, which were included in the Company’s historical financial statements. Expenses include those costs directly involved in the revenue producing activity such as selling, general and administrative, marketing and research and development. Such expenses include those incurred by the Company on behalf of the SRA Business.

The pro forma condensed consolidated statements of operations exclude adjustments (i) of general corporate overhead that do not meet the requirements to qualify for discontinued operations reporting treatment under GAAP, and (ii) that are non-recurring or not material in nature, such as the loss resulted from the SRA Sale further described in note (f) below, fees received under transition service arrangements that are short-term in nature, and SRA Sale transaction costs incurred during the applicable historical periods.

The unaudited pro forma condensed consolidated financial statements have been presented for illustrative and informational purposes only and are not intended to reflect or be indicative of Brocade’s results of operations or financial position had the SRA Sale occurred as of the dates presented, and should not be taken as representative of Brocade’s future consolidated results of operations or financial condition.

b)	Represents the tax effect of the pro forma adjustments described above at the applicable statutory income tax rates.

c)	The unaudited pro forma basic and diluted net income (loss) per share reflect the basic and diluted weighted-average common shares outstanding reported in the Company’s historical financial statements. Basic net income (loss) per share is computed using the weighted-average number of common shares outstanding during the period, less shares subject to repurchase. Diluted net income (loss) per share is computed using the weighted-average number of common shares outstanding and potentially dilutive common shares outstanding during the period. Potentially dilutive common shares result from the assumed exercise of outstanding stock options, assumed vesting of outstanding restricted stock units (“RSUs”), assumed issuance of stock under the Company’s employee stock purchase plan, and assumed conversion of outstanding convertible senior unsecured notes and exercise of related warrant transactions, all using the treasury stock method.

As the Company reported a net loss for the nine months ended July 29, 2017, the shares used for net loss per share – diluted attributable to Brocade Communications Systems, Inc. stockholders were the same as the shares used for net loss per share – basic attributable to Brocade Communications Systems, Inc. stockholders. The effect of the pro forma adjustments resulted in unaudited pro forma net income attributable to Brocade Communications Systems, Inc. for the nine months ended July 29, 2017. Consequently, the Company included potentially dilutive common shares in the calculation of unaudited pro forma net income per share – diluted attributable to Brocade Communications Systems, Inc. stockholders. The following table sets forth the reconciliation of weighted-average shares used for unaudited pro forma net income per share – basic and diluted attributable to Brocade Communications Systems, Inc. stockholders for the nine months ended July 29, 2017 (in thousands):

Basic and diluted weighted-average common shares outstanding, as reported	408,494
Pro forma adjustment to reflect potentially dilutive common shares primarily resulting from assumed vesting of RSUs	10,458

Pro forma diluted weighted-average shares outstanding used in computing pro forma net income per share, diluted	418,952

d)	Reflects the assets and liabilities attributable to the SRA Sale, which were included in the Company’s historical financial statements. Goodwill was assigned to the SRA Business based on a relative fair value approach in accordance with GAAP. Also, reflected are the consideration received for the SRA Sale, as well as the resulting losses on sale. See note (e) and note (f) for further detail.

The following summarizes the components of the pro forma SRA Sale adjustments related to prepaid expenses and other current assets (in thousands):

July 29, 2017
Current portion of deferred payment purchase consideration	$3,927
Estimated true-up adjustment based on working capital as of July 29, 2017	9,550
Elimination of prepaid expenses and other current assets attributable to the SRA Business	(1,161)

Net increase to prepaid expenses and other current assets	$12,316

The following summarizes the components of the SRA Sale pro forma adjustments related to other assets (in thousands):

July 29, 2017
Deferred payment purchase consideration, less current portion	$14,597
Elimination of other assets attributable to the SRA Business	(5,354)

Net increase to other assets	$9,243

e)	The purchase consideration of the SRA Business includes (i) an upfront closing cash payment equal to $23 million (inclusive of $13 million representing target working capital, which is subject to a post-closing true-up adjustment based on the finally determined amount of working capital), (ii) a deferred payment equal to $20 million to be paid in installments of $1 million per quarter for the first 20 full fiscal quarters of Extreme Networks following the closing of the SRA Sale, and (iii) quarterly earnout payments equal to 50% of the profits of the SRA Business for the five-year period commencing at the end of the first full fiscal quarter of Extreme Networks following the closing of the SRA Sale.

The deferred payment is recorded at fair value of $18.5 million using an estimated discount of 3%, of which $3.9 million is included in prepaid expense and other current assets for payments due within the next 12 months, and $14.6 million is included in other assets for payments due after 12 months on our unaudited pro forma condensed consolidated balance sheet. In addition, the Company reflected $9.6 million related to an estimated working capital true-up adjustment due from Extreme Networks, representing the difference between target working capital of $13 million and the estimated working capital as of July 29, 2017 of $22.6 million. The final working capital true-up adjustment will be calculated as of the close date, and could be materially different from the estimated amount. See note (d) for further detail.

Earnout payments will be recognized when they become realizable, which is generally when they are received.

The following summarizes the components of the pro forma adjustment recorded to reflect the purchase consideration of the SRA Sale (in thousands):

July 29, 2017
Closing cash payment recorded to cash and cash equivalents	$23,000
Fair value of deferred payment purchase consideration	18,524
Estimated true-up adjustment based on working capital as of July 29, 2017	9,550

Total pro forma purchase consideration	$51,074

f)	Reflects an estimated pre-tax loss of $2.9 million resulting from the SRA Sale.